UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2005
Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10367 (Commission File Number)	71-0675758 (I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas (Address of Principal Executive Offices)		72764 (Zip Code)

Registrant’s telephone number, including area code		(479) 756-7400
Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 4, 2005, Advanced Environmental Recycling Technologies, Inc. (the “Registrant”) entered into a construction loan in the amount of $1,932,000 with Liberty Bank of Arkansas to refinance existing indebtedness on 9.99 acres of land owned by Registrant in Washington County, Arkansas and to construct and develop an extension of Registrant’s manufacturing facility currently existing on the land. The loan is evidenced by a loan agreement and a promissory note, each of which contains customary terms, conditions, restrictions, and other provisions. The loan is secured by (i) certain liens and encumbrances set forth in a related mortgage on the land; (ii) an assignment of leases and rents encumbering the land and any lease thereof; and (iii) any financing statements filed by the bank.
     The loan requires that all development, construction and any related improvements, landscaping and other work with respect to the land financed with the proceeds of the loan must be completed no later than September 28, 2006 (the “Completion Deadline”). The loan will mature three years after the Conversion Date (meaning the Completion Deadline or any earlier date that Registrant elects to begin repayment of principal and interest), unless Registrant defaults on the loan or the Registrant and the bank mutually agree on a different maturity date (“Maturity”). The loan requires interest-only payments prior to the Conversion Date followed by principal and interest payments from the Conversion Date through Maturity. From the Conversion Date through Maturity, Registrant shall be required to make consecutive monthly payments of principal and interest amortized over a twenty five (25) year period with a final payment of all outstanding sums due, including without limitation, principal and accrued interest due and payable upon Maturity. The loan contemplates that Registrant will be required to make a “balloon” payment of all outstanding principal and accrued interest upon Maturity.
     The loan bears interest: (a) from October 4, 2005 until the Conversion Date, at a fixed rate equal to the Wall Street Journal Prime Rate of Interest plus 25 basis points determined on the Conversion Date and (b) from the Conversion Date until maturity at the Wall Street Journal Prime Rate of Interest plus 100 basis points.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By

/s/ JOE G. BROOKS

Joe G. Brooks,
Chairman, Co-Chief Executive Officer
and President
Date: October 4, 2005

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